UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2007

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background

In November, 2005, the Board of Directors of Nobel Learning Communities, Inc. (the “Company”) requested the Compensation Committee of the Board to review the then current Executive Compensation Plans, including Incentive Compensation Program and severance arrangements for members of senior management and develop a program which would be in the best interest of the Company. To assist in the development of the program, the Compensation Committee sought and obtained proposals from outside professional employment consultants. After interviewing the proposals submitted, the Compensation Committee selected AON to consult with it. The Committee met by phone and in person on several occasions. With the advice and counsel of AON, the Compensation Committee developed a comprehensive Executive Compensation Plan, which included an incentive compensation program for senior management. During the period that the Compensation Committee was developing the program,, the Compensation Committee also reported to, and consulted with, the Board of Directors. The Compensation Committee presented its proposed comprehensive Executive Compensation Plan, including the Executive Incentive Compensation and Severance Plans to the Board of Directors at a meeting held in August 2006. At that meeting, a representative from AON was present by phone to respond to questions from the Board. No formal action with respect to the Plan was taken at that meeting. The Plan was presented formally to the Board of Directors in September 2006. After full discussion, the Plan was adopted and the management was authorized to implement the Plan. In April, 2007, certain agreements were executed to reflect the implementation of the Plan adopted by the Board in September, 2006.

Employment Agreement

On April 12, 2007, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) between the Company and George Bernstein, the Company’s Chief Executive Officer. The Employment Agreement was amended principally to conform it to the severance and change of control provisions adopted by the Board of Directors as part of the Executive Incentive Compensation Plan.

Under the Employment Agreement, Mr. Bernstein continues to receive $358,000 per year as base salary. Mr. Bernstein is also entitled to an annual bonus with a target for each annual bonus of 100% of Mr. Bernstein’s base salary, with no upper limit. Mr. Bernstein continues to be entitled to an annual car allowance, four weeks of vacation per year and other customary benefits.

In the event that the Employment Agreement is terminated by the Company at or prior to the expiration of the then-current employment period or, at any time by Mr. Bernstein, for Good Reason (as defined in the Employment Agreement), the Company will be obligated to pay Mr. Bernstein any bonus that had been earned but unpaid to the date of termination and shall be obligated to continue to pay his base salary and provide certain customary benefits for twelve months following the date of termination

If, within one year following a Change in Control of the Company (as defined in the Employment Agreement), the Company terminates Mr. Bernstein’s employment without Cause (as defined in the Employment Agreement) or if Mr. Bernstein resigns for Good Reason, Mr. Bernstein shall recent a single-lump sum cash payment not to exceed 299% of Mr. Bernstein’s “base amount” (as defined in Internal Revenue Section 280G) which would include certain other customary benefits for the three years following the termination.

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In the event that any payment under the Employment Agreement would exceed 299% of the “base amount,” the amount of the payment shall be reduced to the extent necessary so that payment equals exactly 299% of Mr. Bernstein’s “base amount;” provided, however, that in the event any such payment under the Employment Agreement other than his salary, bonus and benefits payments, after taking any reduction into account, would be subject to an excise tax, then Mr. Bernstein will be entitled to receive a gross-up payment (as defined in the Employment Agreement).

Severance Agreements

On April 12, 2007, the Company entered into severance agreements (the “Severance Agreements”) with certain of its executives (the “Executives”). These Executives are George Bernstein, Chief Executive Officer, Thomas Frank, Senior Vice President and Chief Financial Officer, Patricia B. Miller, Senior Vice President and Chief Operating Officer, Jeanne Marie Welsko, Vice President—Human Resources, Osborne F. Abbey, Vice President—Education and G. Lee Bohs, Senior Vice President, Corporate Development and Secretary.

The Severance Agreements provide that if the Executive is terminated by the Company without Cause (as defined in the Severance Agreements) the Executive shall be entitled to receive, in a lump sum payment, any accrued but unpaid vacation, a pro rata portion of Executive’s annual bonus, and a cash severance payment. Mr. Bernstein, Mr. Frank, Mr. Bohs, and Ms. Miller are entitled to receive a cash severance payment equal to twelve months of his or her base salary; Dr. Abbey and Ms. Welsko shall be entitled to receive a cash severance payment equal to nine months of his or her base salary. In addition, the Company is obligated continue to provide certain customary benefits to the Executives for certain periods.

If the Executive is terminated by the Company without Cause or if the Executive terminates his or her employment for Good Reason (as defined in the Severance Agreements) within twelve months following a Change in Control of the Company (as defined in the Severance Agreement), the Executive shall be entitled to receive all of the benefits described above, except that the cash severance payment will be equal to eighteen months of Executive’s base salary for all Executives other than George Bernstein, who will receive a single-lump sum cash payment not to exceed 299% of Mr. Bernstein’s “base amount” (as defined in Internal Revenue Section 280G).

In order for the Executives to receive any of the payments described above, the Executive has agreed (i) to enter into a Waiver and Release with the Company; and (ii) not to compete with the Company for a period following the Executive’s termination of employment.

The foregoing descriptions of the Employment Agreement and Severance Agreements are qualified in their entirety by reference to the Employment Agreement and Severance Agreements, copies of which are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement between the Company and George Bernstein, dated as of April 12, 2007

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10.2	Severance Agreement between the Company and George Bernstein, dated as of April 12, 2007

10.3	Severance Agreement between the Company and Thomas Frank, dated as of April 12, 2007

10.4	Severance Agreement between the Company and Patricia B. Miller, dated as of April 12, 2007

10.5	Severance Agreement between the Company and Jeanne Marie Welsko, dated as of April 12, 2007

10.6	Severance Agreement between the Company and Osborne F. Abbey, dated as of April 12, 2007

10.7	Severance Agreement between the Company and G. Lee Bohs, dated as of April 12, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nobel Learning Communities, Inc. (Registrant)

April 17, 2007	By:	/s/ George Bernstein
	Name:	George Bernstein
	Title:	Chief Executive Officer

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